Exhibit 10.8

Name:                                No. of Options: (  )

COMMUNITY PARTNERS BANCORP
INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made on December __, 2012, to be effective as of December 11, 2012 (the “Award Date”) between Community Partners Bancorp, a New Jersey corporation (the “Company”) and (the “Participant”).  Capitalized terms which are used in this Agreement but not defined upon their first usage shall have the meanings ascribed to them in the Community Partners Bancorp 2007 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).

1.            Grant of Option.  The Company hereby grants to the Participant the right and option (the “Option”) to purchase ________________ (  ) shares of the Company’s Common Stock (the “Shares”) at a price of $5.49 per Share (the “Option Price”) pursuant to the Plan, subject to the terms and conditions of the Plan and this Agreement.  The Option shall expire on December 10, 2022 (the “Expiration Date”).

2.             Type of Option.  To the extent possible, this Option is intended to be treated by the Company as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  To the extent that, at or subsequent to grant, all or a portion of the Option ceases to qualify as an incentive stock option because of a failure to satisfy the requirements of Section 422 of the Code, all or such portion of the Option shall be treated by the Company as a “nonqualified stock option”.

3.             Incorporation by Reference of the Plan.  The Plan is hereby incorporated by reference into this Agreement.  The Participant hereby acknowledges receipt of a copy of the Plan and represents and warrants to the Company that the Participant has read and understands the terms and conditions of the Plan.  The execution of this Agreement by the Participant constitutes the Participant’s acceptance of and agreement to the terms and conditions of the Plan and this Agreement.

4.             Vesting of Option.  Unless the Committee provides for earlier vesting, the Option shall vest in accordance with the following schedule:

Portion of Option by
Number of Underlying Shares	Scheduled Vesting Date

December 11, 2013
December 11, 2014
December 11, 2015
December 11, 2016
December 11, 2017

5.             Exercise.  The Participant may exercise some or all of the Option by delivering, or causing to be delivered, to the Company a completed notice of exercise in the form attached to this Agreement, together with payment in full of the aggregate Exercise Price.

6.             Form of Payment.   Payment of the aggregate Exercise Price may be made by one of the following methods:

(a)           Cash, certified or bank cashier’s check.

(b)           Shares of the Company’s common stock duly endorsed for transfer to the Company with signature guaranteed, which may be (i) shares which were received by the Participant upon exercise of one or more incentive stock options, but only if such shares had been held by the Participant for a least the greater of (A) two years from the date the incentive stock options were granted or (B) one year after the transfer of shares to the Participant, (ii) shares which were received by the Participant upon exercise of one or more nonqualified stock options, but only if such shares had been held by the Participant for at least six months, or (iii) shares which were received by the Participant upon the vesting of one or more shares of restricted stock of the Company, but only if and to the extent that such shares had been held by the Participant for at least six months after vesting.

7.             Effect of Termination of Employment.

(a)           Termination of Employment Upon Death, Disability or Retirement.  Upon termination of the Participant’s employment with the Company or its subsidiaries or affiliates by reason of the Participant’s death, disability (as determined by the Committee), or retirement on or after that date when the Participant reaches the age of 65, that portion of the Option which is not then vested shall become fully vested and exercisable, and may be exercised by the Participant, the Participant’s estate, beneficiary, or representative, as the case may be, for a period of three months after the date of termination of service or until the Expiration Date, whichever period of time is shorter.

(b)           Termination of Employment For Other Reasons.  Upon termination of the Participant’s employment with the Company or its subsidiaries or affiliates prior to the Expiration Date for any reason other than the Participant’s death, disability, or retirement on or after that date when the Participant reaches the age of 65, that portion of the Option which is not then vested shall expire and terminate ipso facto upon the date of the Participant’s termination of service, and that portion of the Option which is then vested may be exercised by the Participant for a period of three months after the date of termination of service or until the Expiration Date, whichever period of time is shorter.

8.             No Shareholder Rights.  The Participant shall not have any rights as a shareholder of the Company with respect to any of the Shares which may be purchased by exercise of this Option until, and except to the extent that, such Shares are acquired by the full or partial exercise of this Option.

9.             Limits on Transferability.  The Option shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will or the laws of descent and distribution, or as otherwise permitted by the Committee.

10.           Tax Withholding Obligations.  In order to satisfy any withholding or similar tax requirements relating to the Options, the Company has the right to deduct or withhold from any payroll or other payment to a Participant, or require the Participant to remit to the Company, an appropriate payment or other provision, which may include the withholding of Shares.

11.           Change in Control.  Upon a Change in Control, all non-forfeited Options shall become fully exercisable and vested, subject to compliance with legal and other requirements.

12.           Trading Black Out Policies.  The Participant agrees to abide by all trading restriction and “black out” policies established from time to time by the Company.

13.           No Employment Rights.  Nothing in this Agreement will confer upon the Participant any right to continued employment with the Company or its subsidiaries or affiliates or affect the right of the Company to terminate the employment of the Participant at any time for any reason.

14.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of law, and applicable provisions of federal law.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

COMMUNITY PARTNERS BANCORP

By:
William D. Moss
President and Chief Executive Officer

PARTICIPANT:

NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION

Date: _____________________

Community Partners Bancorp
1250 Highway 35 South
Middletown, NJ 07748
Attention:  Corporate Secretary

Re:         Community Partners Bancorp (the “Company”)
2007 Equity Incentive Plan

I hereby exercise the option (“Option”) granted pursuant to the attached Incentive Stock Option Agreement (the “Agreement”) to acquire ____ shares of the Company’s common stock (the “Shares”) at the exercise price of $5.49 per share, for an aggregate exercise price of $_______.

Form of payment is (check one):
_____	cash in the amount of $______
_____	certified or bank cashier’s check in the amount of $_____
_____
by surrender of shares of the Company’s common stock with a value of $_____ represented by certificate number_____, duly endorsed for transfer to the Company with signature guaranteed, which may be (i) shares which were received by the Participant upon exercise of one or more incentive stock options, but only if such shares had been held by the Participant for a least the greater of (A) two years from the date the incentive stock options were granted or (B) one year after the transfer of shares to the Participant, (ii) shares which were received by the Participant upon exercise of one or more nonqualified stock options, but only if such shares had been held by the Participant for at least six months, or (iii) shares which were received by the Participant upon the vesting of one or more shares of restricted stock of the Company, but only if and to the extent that such shares had been held by the Participant for at least six months after vesting.

In the event that I dispose of the shares being purchased pursuant to the exercise of the Option prior to the date that is one year after exercise of the Option (or prior to the date that is two years after the grant of the Option), I hereby agree to immediately give notice of such fact to the Company.  If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such early disposition of the shares being purchased pursuant to this Option exercise, I agree to satisfy the amount of such withholding in the manner that the Company prescribes.

Please make a notation on the Agreement to evidence the exercise of the Option as set forth in this Notice and return the Agreement, if any Options remain thereunder, along with a certificate representing the Shares to me at the address below:

________________________________ Name: ________________________________ Address ________________________________